Exhibit 10.35
COLLATERAL AGENCY AND INTERCREDITOR JOINDER - ADDITIONAL GRANTORS
July 2, 2018
Reference is made to the Collateral Agency and Intercreditor Agreement, dated as of January 12, 2011 (as amended by that certain Collateral Agency and Intercreditor Joinder, dated as of March 29, 2016, and as may be further amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency and Intercreditor Agreement”), by and among INTELSAT CONNECT FINANCE S.A., a public limited liability company (société anonyme) existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies' register under number B210.760 (“Holdings”), INTELSAT JACKSON HOLDINGS S.A., a public limited liability company (société anonyme) existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies' register under number B149.959 (the “Company”), the other Grantors from time to time party thereto, BANK OF AMERICA, N.A., as Administrative Agent under the Existing Credit Agreement, the other First Lien Representatives and Second Lien Representatives from time to time party thereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral trustee (in such capacity and to-gether with its successors in such capacity, the “Collateral Trustee”). Capitalized terms used but not oth-erwise defined herein have the meanings assigned to them in the Collateral Agency and Intercreditor Agreement. This Collateral Agency and Intercreditor Joinder is being executed and delivered pursuant to Section 8.18 of the Collateral Agency and Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Agency and Intercreditor Agreement.
The undersigned, Intelsat Ventures S.à r.l., a Luxembourg société à responsabilité limitée, Intelsat Alliance LP, a Delaware limited partnership, and Intelsat Genesis GP LLC, a Delaware limited liability company (each, a “New Grantor”), hereby agree to become parties as Grantors under the Collateral Agency and Intercreditor Agreement for all pur-poses thereof on the terms set forth therein, and to be bound by the terms of the Collateral Agency and Intercreditor Agreement as fully as if each of the undersigned had executed and delivered the Collateral Agency and Intercreditor Agreement as of the date thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency and Intercreditor Joinder to be executed by their respective officers or representatives as of the date first written above.
INTELSAT VENTURES S.À R.L., as a New Grantor

By:    /s/ Franz Russ
Name: Franz Russ
Title: Chairman and Chief Executive Officer

INTELSAT ALLIANCE LP, as a New Grantor

By:    /s/ Sajid Ajmeri
Name: Sajid Ajmeri
Title: Vice President, Corporate & Securities & Assistant Secretary

INTELSAT GENESIS GP LLC, as a New Grantor

By:    /s/ Sajid Ajmeri
Name: Sajid Ajmeri
Title: Vice President, Corporate & Securities & Assistant Secretary

The Collateral Trustee hereby acknowledges receipt of this Collateral Agency and Intercreditor Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by each New Grantor.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By: /s/ Joshua G. James
Name: Joshua G. James
Title: Vice President